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Exhibit (10) (A)-(4)

                  SECOND AMENDMENT TO ELECTRO RENT CORPORATION

                    EMPLOYEE STOCK OWNERSHIP & SAVINGS PLAN

                          RESTATED AS OF JUNE 1, 1989


                 The Electro Rent Corporation Employee Stock Ownership & Savings Plan is hereby amended effective June 1, 1991 as follows:

                 1.  The following sentence is added to the end of Section 8.1:

                 In lieu of receiving whole shares of Employer Securities, a Participant may elect to receive the value of the Employer securities in cash. The cash distributed shall be based on the value of the Employer securities as defined in Section 6.10(a).

                 2. The last sentence of Section 6.10(a) shall be replaced with the following:

                 To the extent that Employer securities in a Stock Account are to be distributed or withdrawn in cash, or converted to cash when forfeited, their value shall


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                 be determined in accordance with Section 6.2(b) by the Plan
                 Administrator as of the date the Employer securities are converted to cash.

                 3. The first sentence in Section 3.1(a) shall be replaced with the following:

                 The first day of the first, fourth, seventh and tenth month of each Plan Year shall be an entry date.


                                            By:    /S/ DANIEL GREENBERG
                                                -------------------------------
                                                   Plan Administrator for
                                                   Electro Rent Corporation
                                                   Employee Stock Ownership
                                                   & Savings Plan



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